                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated May 9, 2001 relating to the consolidated financial statements of Activision, Inc., which appears in the
Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 9, 2001 relating to the consolidated financial statement schedule, which appears in Activision, Inc.'s Annual Report on Form 10-K for the
year ended March 31, 2001.

PricewaterhouseCoopers LLP

Los Angeles, California
October 18, 2001